Dresser-Rand Reports Fourth Quarter and 2014 Results

Fourth Quarter Results Influenced by the Sudden Drop in Oil Prices and Certain One-time Items

Announces Restructuring Plan Expected to Reduce Operating Costs

Increased Operating Income Expected in 2015 on Stable Year-Over-Year Revenues

HOUSTON, Feb. 27, 2015 /PRNewswire/ -- Dresser-Rand Group Inc. ("Dresser-Rand" or the "Company") (NYSE: DRC), a global supplier of rotating equipment and aftermarket parts and services, reported net income of $46.2 million, or $0.60 per diluted share, for the fourth quarter 2014, which compares with net income of $32.8 million, or $0.43 per diluted share, for the fourth quarter 2013. Net income was $122.7 million, or $1.59 per diluted share, for 2014. This compares with net income of $168.4 million, or $2.19 per diluted share, for 2013.

According to Vincent R. Volpe Jr, President and CEO of Dresser-Rand, "Given the present environment in our end markets, the planned merger of the Company with Siemens, and the overall financial results for the fourth quarter 2014, three critical concepts merit emphasis and provide proper perspective:

1)

Fourth quarter 2014 results were adversely impacted by a confluence of events (including the cost of the merger transaction, the price of oil and the movement in several non-U.S. dollar based trade currencies) that we believe mask what was otherwise a strong operating performance from the Company.

2)

Given the prevailing view that oil prices are expected to remain under pressure in the near future, the Company is taking appropriate measures to continue its emphasis on operating earnings growth, even in what is expected to be a relatively stable year in sales in 2015.

3)

Given the flexible manufacturing model that the Company has worked to implement starting back in 2000, it should be possible to make adjustments quickly and at a cost that has less than a one year pay-back to adjust for the lower activity levels expected in the new units business.

In summary, while current market conditions may generate discomfort in the industry, we believe the Company is structurally well placed with its flexible manufacturing model to implement an efficient and a relatively non-disruptive restructuring plan. Based on our experience and plans, we believe that these actions together with our resilient aftermarket will generate increased profits throughout the cycle."

Discussion:

1)

Fourth quarter 2014 results were greatly impacted by a confluence of events (including the cost of the merger transaction, the price of oil and the movement in several non-U.S. dollar based trade currencies) that we believe mask what was otherwise a strong operating performance from the Company.

	a.	Transaction costs related to the expected merger– approximately $5 million (pre-tax)
b.

Foreign Exchange transaction impact due to the weakening of several currencies in which we do business – approximately $32 million (pre-tax) – Note: approximately $26 million of this loss is related to unrealized losses on economic hedges for which we have not attempted to seek hedge accounting treatment, and will be recovered in future periods as the revenue on the underlying projects is recognized in the first half of 2016.

	c.	Impact on absorption due to lower than expected new units bookings and aftermarket bookings (especially October and November, 2014) – approximately $15 million (pre-tax).
	d.	Impact on book and ship in the aftermarket based on slow September, October and November 2014 services bookings – approximately $50 million (pre-tax).

Despite these challenges, the operating performance of the Company was otherwise strong as on-time delivery of new equipment and parts continued to improve well into the mid and upper 90% range. At the same time, delivery cycle times accelerated and the Company's fixed capacity costs were well managed. The Company also generated strong operating cash flow of approximately $255 million. Importantly, the Company's commitment to safety resulted in continued world class safety performance in 2014.

The Net Income and EPS impact of items a. through d. amount to approximately $71 million and $0.92 per diluted share, respectively. Adjusting our actual fourth quarter 2014 results by this amount would yield approximately $1.52 per diluted share and this combined with a favorable effective tax rate of approximately 23%, would put the result generally in line with the present view expressed by the sell side analysts who follow our stock.

2)

Given the prevailing view that oil prices are expected to remain under pressure in the near future, the Company is taking appropriate measures to continue its emphasis on operating earnings growth, even in what is expected to be a relatively stable year in sales in 2015.

Looking forward, the Company has modified its view of new units bookings, particularly as they pertain to the upstream investment activities of its key clients. On this basis, the Company has announced a planned reduction in workforce of approximately 8%, which covers its world-wide operations, and associated overhead costs from the different support disciplines. It is important to note that the restructuring, which will commence within the next several weeks' time, is in response to the expected activity levels present in the marketplace and not a result or in anticipation of the upcoming combination with the Siemens Compressor business. These restructuring measures will address the short-term issues, whilst positioning the Company well through the cycle.

3)

Given the flexible manufacturing model that the Company has worked to implement starting back in the year 2000, it should be possible to make adjustments quickly, and at a cost which has less than a one year pay-back to adjust for the lower activity levels expected in the new units business.

The overall impact of the program, which contains severance as well as non-cash charges associated with the restructuring or disposal of certain assets is expected to be approximately $50 million in 2015. The robust flexible manufacturing footprint is expected to allow for approximately 60% to 70% of the savings to actually be realized in 2015 in the form of reduced fixed costs and higher shop absorption rates.

For further details on Dresser-Rand's 2014 financial results refer to the Annual Report on Form 10-K filed with the Securities and Exchange Commission today.

DRESSER-RAND GROUP INC.
Net Income and Diluted Earnings Per Share
Excluding the Impact of Certain Fourth Quarter Events
($ in millions, except per share amounts)

Three Months Ended
December 31, 2014
(Unaudited)
Net income	$46.2
Impact of certain fourth quarter events	70.7
Net income before impact of certain fourth quarter events	$116.9

Net income attributable to Dresser-Rand per diluted share
Earnings per share	$0.60
Impact of certain fourth quarter events	0.92
Earnings per share before impact of certain fourth quarter events	$1.52

About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, United Kingdom, Spain, Germany, Norway, and India, and maintains a network of 51 service and support centers (including 7 engineering and R&D centers) covering more than 150 countries.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, the Company's plans, objectives, goals, strategies, future events, future bookings, revenues, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information. The words "anticipates", "believes", "expects", "intends", "appears", "outlook," and similar expressions identify such forward-looking statements. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks, and uncertainties include, among others, the following: economic or industry downturns; the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy; its ability to comply with local content requirements; delivery delays by third party suppliers; cost overruns and fixed-price contracts; its ability to implement potential tax strategies; competition in its markets; failure to complete or achieve the expected benefits from any acquisitions, joint ventures or strategic investments; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; a failure or breach of our information system security; unexpected product claims and regulations; infringement on its intellectual property or infringement on others' intellectual property; its pension expenses and funding requirements; difficulty in implementing an information management system; and the Company's brand name may be confused with others. These and other risks are discussed in detail in the Company's filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law. For information about Dresser-Rand, go to its website at www.dresser-rand.com.

DRC-FIN

CONTACT: Investor, Blaise Derrico, Vice-President Investor Relations (713) 973-5497